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                                                                   EXHIBIT 10.67


                                AMENDMENT TO THE
                        BENCHMARK CORPORATION OF DELAWARE
                              EQUITY INCENTIVE PLAN


         WHEREAS, Benchmark Corporation of Delaware, a Delaware corporation (the "Company"), maintains the Benchmark Corporation of Delaware Equity Incentive Plan (the "Plan"); and

         WHEREAS, the Board of Directors has approved the amending of the Plan in order to increase the flexibility of the administration of the Plan by altering the required number of members of the Stock Option Plan Committee (the "Committee").

         NOW, THEREFORE, the Plan shall be hereby amended as follows:

         1. The first sentence of Section 2(a) of the Plan is hereby amended to read in its entirety as follows:

                           "The administrative functions required by the Plan
                  shall be performed by the Stock Option Plan Committee (the "Committee") which shall consist of the Company's Board of Directors ("Board") or any committee designated by the Board, which designated committee shall consist of not less than three (3) nor more than five (5) members, at least one of whom shall be a Director of the Company."

         2. This Amendment shall be effective as of April 28, 1992. Except as expressly modified herein, all of the terms and conditions of the Plan shall continue in full force and effect.

         TO RECORD the adoption of this Amendment, the Company has caused its duly authorized officers to affix its corporate name and seal hereto as of the 28th day of April, 1992.

ATTEST:                                         BENCHMARK CORPORATION OF
                                                DELAWARE



 /s/ John P. McNiff                             By:/s/ Michael T. Kennedy
 -------------------------------                ----------------------------
Secretary                                            President